                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES
                              As of June 30, 1996



             INTERNATIONAL RECTIFIER COMPANY (GREAT BRITAIN) LIMITED
                               Hurst Green Oxted,
                             Surrey RH8 9BB, England

               INTERNATIONAL RECTIFIER CORPORATION ITALIANA S.P.A.
                                 Via Liguria 49,
                        10071 Borgaro, Torino(To), Italy

                          INTERNATIONAL RECTIFIER GMBH
                              Saalburgstrasse  157,
                          D-61350 Bad Homburg, Germany

                     INTERNATIONAL RECTIFIER CANADA LIMITED
                      7321 Victoria Park Avenue, Suite 201
                        Markham, Ontario, Canada L3R 3Ll

                      RECTIFICADORES INTERNACIONALES, S.A.
                  Durazno No. 30, Centro Industrial, Los Olivos
                    La Mesa, Tijuana, Baja California, Mexico

                  INTERNATIONAL RECTIFIER FAR EAST COMPANY, LTD
                      K&H Building, 3-30-4 Nishi Ikebukuro
                          Toshima-ku, Tokyo, 171 Japan

               INTERNATIONAL RECTIFIER SOUTHEAST ASIA PRIVATE, LTD
                                 315 Outram Road
                          #10-02 Tan Boon Liat Building
                                Singapore 169074

                         IR INTERNATIONAL HOLDINGS, INC.
                                233 Kansas Street
                          El Segundo, California 90245

                         SEMICONDUCTOR ELECTRONICS LTD.
                         SDF Unit 23, SEEPZ Post Office
                                  Anderi (East)
                              Bombay 400 096, India